R- 1                                            $100,000,000


              INTERNATIONAL LEASE FINANCE CORPORATION

              FLOATING RATE NOTE DUE FEBRUARY 1, 2001



THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME
OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY
IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND
NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE
AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY
OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR THE REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


PRINCIPAL AMOUNT:  One Hundred Million Dollars ($100,000,000)


MATURITY DATE:  February 1, 2001


DATED DATE:  February 5, 1997


CUSIP:     459745 DS 1


INTEREST PAYMENT DATES:  February 1, May 1, August 1 and
                         November 1, commencing May 1, 1997


REGULAR RECORD DATES:  Close of business on the date 15 days immediately preceding each Interest
                       Payment Date (whether or not a Business
                       Day)

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         INTERNATIONAL LEASE FINANCE CORPORATION, a California
corporation (the "Company"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal amount set forth on the face hereof on the Maturity Date set forth on the face hereof, and to pay interest thereon, at the interest rate described below, from the dated date hereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on the Interest Payment Dates set forth on the face hereof, until the principal hereof has been paid or made available for payment. The interest so payable, and punctually paid or provided for, on any Interest Payment Date will, as provided in the Indenture (as hereinafter defined), be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record
Date for such interest as set forth on the face hereof
(whether or not a Business Day, as hereinafter defined), as the case may be, next preceding such Interest Payment
Date; provided, however, interest payable on the Maturity
Date hereof will be payable to the Person to whom the principal hereof shall be payable. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note at least 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Payment of the principal of and interest on this Note will be made at the office of the Trustee in St. Paul, Minnesota and at the agency maintained by the Trustee for that purpose in the Borough of Manhattan, City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest on any Interest Payment Date (other than on the Maturity Date) may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         This Note is one of a duly authorized issue of Securities (hereinafter called the "Securities") of the Company, issued and to be issued under an Indenture dated as of November 1, 1991 (herein called the "Indenture") between the Company and First Trust National Association (successor to
Continental Bank, National Association), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         This Note is one of the series of Securities designated as set forth on the face hereof. The Notes may not be redeemed prior to maturity. The Notes will not have a sinking fund.

            The Notes will bear interest from February 5, 1997 payable in arrears on each Interest Payment Date, commencing May 1, 1997. If any Interest Payment Date would otherwise be a day that is not a Business Day, payment of interest on such Interest Payment Date will be postponed to the next day that is a Business Day. The period from and including February 5, 1997 to but excluding the first Interest Payment Date and each successive period from and including an Interest Payment Date to but excluding the next Interest Payment Date is herein called an "Interest Period."

            The rate of interest for each Interest Period shall be .0625% per annum above the London interbank offered quotation ("LIBOR") for three-month United States dollar deposits prevailing two London Business Days before the beginning of each Interest Period; provided, however, that the interest rate on the Notes for the initial Interest Period ending April 30, 1997 will be determined on February 3, 1997 by First Trust National Association acting as calculation agent in respect of the Notes (the "Calculation Agent"), in accordance with the following provisions:

                  (i)   On each Interest Determination Date,
            the Calculation Agent will determine the rate for three-month United States dollar deposits, commencing on the second London Business Day immediately following that Interest Determination Date, which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such Interest Determination Date. If no rate appears on Telerate Page 3750, LIBOR in respect of that Interest Determination Date will be determined as provided in (ii) below.

                  (ii)  With respect to an Interest
            Determination Date on which no rate appears on Telerate Page 3750 for three-month United States dollar deposits as specified in (i) above, LIBOR will be determined on the basis of the rates at which three-month deposits in United States dollars are offered by four major banks in the London interbank market (selected by the Calculation Agent) at approximately 11:00 a.m., London time, on that Interest Determination Date to prime banks in the London interbank market commencing on the second London Business Day immediately following that Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of that Interest Determination Date will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of a percent) of such quotations. If fewer than two quotations are provided, LIBOR in respect of that Interest Determination Date will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of a percent) of the rates quoted by three major banks in The City of New York (selected by the Calculation Agent) at approximately 11:00 a.m., New York City time, on that Interest Determination Date for loans in United States dollars to leading European banks, commencing on the second London Business Day immediately following that Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR will be LIBOR in effect on such Interest Determination Date.

            "Business Day" means any day that is not a Saturday or Sunday, and that, in The City of New York, is not a day on which banking institutions are generally authorized or obligated by law to close. "London Business Day" means a day on which dealings in deposits in United States dollars are transacted in the London interbank market.

            The "Interest Determination Date" pertaining to the beginning of an Interest Period will be the second London
Business Day preceding the LIBOR Reset Date.  The "LIBOR Reset
Date" means the first day of any Interest Period.

            "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

         If an Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding, of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the office of the Trustee in St. Paul, Minnesota and at the agency maintained by the Trustee for that purpose in the Borough of Manhattan, City of New York, State of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this
Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal as of the Dated Date set forth on the face hereof.


                     INTERNATIONAL LEASE FINANCE CORPORATION

[Seal]

                     By:
                         -----------------------------------
                         Chairman of the Board




                         -----------------------------------
                         President


Attest:



------------------------
 Secretary



         Unless the certificate of authentication hereon has been executed by First Trust National Association
(successor to Continental Bank, National Association), the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized signatories or authorized Authenticating Agents, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

                   CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Date of Registration:

                           FIRST TRUST NATIONAL ASSOCIATION,
                           as Trustee



                            By
                               -----------------------------
                                 Authorized Signatory

                         [FORM OF ASSIGNMENT]

                            ABBREVIATIONS

   The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

   TEN COM --  as tenants in common
   TEN ENT --  as tenants by the entireties
   JT TEN  --  as joint tenants with right of survivorship and not as tenants in common


UNIF GIFT MIN ACT -- ____________ Custodian _______________
                       (Cust)                  (Minor)

under Uniform Gifts to Minors Act _____________________________
                                            (State)


       Additional abbreviations may also be used though not in the above list.

                    ______________________________

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security or Other
Identifying Number of Assignee  ____________________________


PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP
CODE OF ASSIGNEE

___________________________________________________

 __________________________________________________


the within Note and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________  Attorney
to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated: ___________________________


                        -----------------------------------

                        -----------------------------------
                        Notice: The signature to this
                                assignment must correspond
                                with the name as written on
                                the face of the within
                                instrument in every particular,
                                without alteration or
                                enlargement, or any change
                                whatever.

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